SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    --------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported): May 10, 2000

                       AMERISERVE FOOD DISTRIBUTION, INC.
             (Exact Name of Registrant as Specified in its Charter)


             DELAWARE                          000-19367                       75-2296149
 (State or other jurisdiction of       (Commission File Number)       (IRS Employer Identification
          incorporation)                                                         Number)


                              15305 DALLAS PARKWAY
                                ADDISON, TX 75001
               (Address of principal executive offices) (zip code)

                                 (972) 364-2000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS.

On May 10, 2000, AmeriServe Food Distribution, Inc. and AmeriServe Funding Corporation filed suit in the U.S. Bankruptcy Court in Delaware against Tricon Global Restaurants, Inc. The action seeks, among other things, payment of approximately $103 million for accounts receivable arising from AmeriServe's delivery of food and supply products to Tricon company-owned restaurants. The deliveries were made prior to AmeriServe's January 31, 2000 bankruptcy filing.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial statements of businesses acquired.

         Not Applicable

(b)      Pro forma financial information.

         Not Applicable

(c)      Exhibits.

         Not Applicable

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                     AMERISERVE FOOD DISTRIBUTION, INC.


                                     By: /s/ Kevin J. Rogan
                                        ----------------------------------------
                                        Name:  Kevin J. Rogan
                                        Title: Senior Vice President,
                                                 General Counsel and Secretary


Date:  May 26, 2000